UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2013

Evolucia Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-53590	98-0550703
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

 6151 Lake Osprey Drive, Third Floor, Sarasota, FL 34240
 (Address of principal executive offices and Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement
Item 3.02	Unregistered Sales of Equity Securities
Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Thomas Siegfried, a director of Evolucia Inc. (the “Company”), (“Lender”) provided $2.0 million to the Company on April 1, 2012 for the sole purpose of providing a purchase order financing line of credit.  The purchase order line may be drawn to purchase components for orders of the Company’s products approved by the Lender. On February 22, 2013 the Company and Mr. Siegfried entered into a letter agreement whereby the Company will be entitled to utilize the proceeds for working capital purposes in addition to specific purchase orders.  In consideration for providing such working capital, the Company issued Mr. Siegfried a common stock purchase warrant (the “Siegfried Warrant”) to acquire 107 million shares of common stock at an exercise price of $0.025 per share for a period of five years.  In addition, on February 22, 2013, the Company and Mr. Siegfried entered into a Security Agreement pursuant to which the Company granted to Mr. Siegfried a security interest in the asset(s) underlying each purchase order.

Additionally, on August 24, 2012, Burton "Skip" Sack, a director of the Company, provided the Company a purchase order line of credit of $250,000, which was increased to $500,000 on February 27, 2013. In consideration for providing such capital, the Company issued Mr. Sack common stock purchase warrants (the “Sack Warrant”) to acquire 6,250,000 shares of common stock at an exercise price of $0.025 per share for a period of five years.  In addition, on February 27, 2013, the Company and Mr. Sack entered into a Security Agreement pursuant to which the Company granted to Mr. Sack a security interest in the asset(s) underlying each purchase order.

The Siegfried Warrant and the Sack Warrant were offered and issued in private transactions made in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933. Mr. Siegfried and Mr. Sack are accredited investors as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933.  The foregoing information is a summary of each of the agreements involved in the transactions described above, is not complete, and is qualified in its entirety by reference to the full text of those agreements, each of which is attached an exhibit to this Current Report on Form 8-K.  Readers should review those agreements for a complete understanding of the terms and conditions associated with this financing transaction.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description

4.1	Common Stock Purchase Warrant issued to Thomas Siegfried
4.2	Common Stock Purchase Warrant issued to Burton "Skip" Sack
4.3	Common Stock Purchase Warrant issued to Burton "Skip" Sack

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVOLUCIA INC.

Date: February 28, 2013	By:	/s/ Charles B. Rockwood
Charles B. Rockwood
Executive Vice-President and Chief Financial Officer

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